GREENLIGHT RE ANNOUNCES
THIRD QUARTER 2020 FINANCIAL RESULTS

Net income of $2.2 million
Fully diluted book value per share increased to $12.03 at quarter end

GRAND CAYMAN, Cayman Islands - November 4, 2020 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today reported net income of $2.2 million, or $0.06 per share, in the third quarter of 2020, compared to net income of $5.1 million, or $0.14 per share, in the third quarter of 2019. Fully diluted book value per share increased $0.22, or 1.9%, to $12.03 in the third quarter of 2020. Fully diluted book value per share was $13.67 at the end of the third quarter of 2019.

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “This was yet another challenging quarter for the reinsurance industry with elevated levels of natural catastrophes and continued accumulation of pandemic-related exposure. Against this backdrop our overall combined ratio of 100.4% is a result driven by discipline in both risk and expense management. Excluding the 7.0 percentage point impact of catastrophes, the underlying combined ratio reflects an underwriting business that is poised to generate significant value as market conditions improve.”

David Einhorn, Chairman of the Board of Directors, stated, “We reported a 1.4% investment gain in the Solasglas fund during the third quarter, and believe our investment portfolio is well positioned for the current market uncertainty. We are cognizant that the financial markets remain volatile and as such we continue to be conservatively positioned.”
Underwriting and investment results

Third Quarter 2020
Gross written premiums in the third quarter of 2020 were $135.6 million, compared to $110.6 million in the third quarter of 2019. This increase was due primarily to increases in workers’ compensation and specialty business, as well as health premiums associated with the Company’s strategic partnerships and innovations initiatives.

Net written premiums increased 25.9% to $134.1 million in the third quarter of 2020, compared to $106.6 million reported in the third quarter of 2019. The Company recognized ceded premiums of $1.5 million during the third quarter of 2020, compared to $4.0 million in the third quarter of 2019.

Net premiums earned were $115.5 million during the third quarter of 2020, a decrease from $129.2 million in the comparable 2019 period.

The Company incurred a net underwriting loss of $0.4 million in the third quarter of 2020, compared to a net underwriting gain of $2.6 million in the third quarter of 2019. Natural catastrophes during the third quarter of 2020 generated $8.1 million of losses, primarily from Hurricane Laura, the Midwest derecho storm and the North American wildfires.

The natural catastrophe losses contributed 7.0 percentage points to the combined ratio resulting in a combined ratio for the third quarter of 2020 of 100.4%. The combined ratio for the third quarter of 2019 was 98.0%.

The Company’s total investment income during the third quarter of 2020 was $6.9 million. The Company’s Investment Portfolio, which is managed by DME Advisors, earned 1.4%, representing $6.4 million of investment income from the Solasglas fund.

Nine Months Ended September 30, 2020

Gross written premiums were $362.1 million for the first nine months of 2020, a decrease of 14.9% from $425.5 million reported in the comparable 2019 period.

Net premiums earned were $335.0 million, for the first nine months of 2020, a decrease of 10.7% from $375.0 million reported in the comparable 2019 period.

The combined ratio for the first nine months of 2020 was 100.1% compared to 104.7% for the comparable 2019 period.

The Company incurred an investment loss of $22.8 million for the first nine months of 2020. The Company’s Investment Portfolio incurred a loss of 6.5%, representing a loss of $34.1 million from the Company’s investment in the Solasglas fund.

Other items

The Company repurchased 0.7 million shares during the third quarter of 2020 at an average price of $6.87 per share. As of September 30, 2020, 3.1 million shares remained available for repurchase under the existing plan.

Conference Call

Greenlight Re will hold a live conference call to discuss its financial results for the quarter ended September 30, 2020 on Thursday, November 5, 2020 at 9:00 a.m. Eastern time. The conference call title is Greenlight Capital Re, Ltd. Third Quarter 2020 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Third Quarter 2020 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: https://dpregister.com/sreg/10148005/d92c76b217

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre201105.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on November 5, 2020 until 9:00 a.m. Eastern time on November 12, 2020. The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10148005. An audio file of the call will also be available on the Company’s website, www.greenlightre.com.

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Non-GAAP Financial Measures
In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our Form 10-K and Amendment No. 1 to Form 10-K filed with the Securities Exchange Commission on April 29, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland. Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces. The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded. With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

Contact:
Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

September 30, 2020 and December 31, 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2020	December 31, 2019
Assets
Investments
Investment in related party investment fund	$184,956	$240,056
Other investments	22,241	16,384
Total investments	207,197	256,440
Cash and cash equivalents	8,159	25,813
Restricted cash and cash equivalents	723,107	742,093
Reinsurance balances receivable (net of allowance for expected credit losses of $89)	264,227	230,384
Loss and loss adjustment expenses recoverable (net of allowance for expected credit losses of $47)	19,949	27,531
Deferred acquisition costs	51,696	49,665
Unearned premiums ceded	—	901
Notes receivable (net of allowance for expected credit losses of $1,000)	18,461	20,202
Other assets	3,264	2,164
Total assets	$1,296,060	$1,355,193
Liabilities and equity
Liabilities
Loss and loss adjustment expense reserves	$481,770	$470,588
Unearned premium reserves	203,855	179,460
Reinsurance balances payable	80,364	122,665
Funds withheld	5,232	4,958
Other liabilities	3,756	6,825
Convertible senior notes payable	94,216	93,514
Total liabilities	869,193	878,010
Shareholders' equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 29,113,702 (2019: 30,739,395): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2019: 6,254,715))	3,537	3,699
Additional paid-in capital	492,429	503,547
Retained earnings (deficit)	(69,099)	(30,063)
Total shareholders' equity	426,867	477,183
Total liabilities and equity	$1,296,060	$1,355,193

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

For the three and nine months ended September 30, 2020 and 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
Revenues
Gross premiums written	$135,596	$110,607	$362,072	$425,507
Gross premiums ceded	(1,464)	(4,035)	(2,274)	(48,577)
Net premiums written	134,132	106,572	359,798	376,930
Change in net unearned premium reserves	(18,613)	22,582	(24,844)	(1,973)
Net premiums earned	115,519	129,154	334,954	374,957
Income (loss) from investment in related party investment fund [net of related party expenses of $703 and $1,981, (three and nine months ended September 30, 2019: $1,325 and $9,888, respectively)]	6,431	6,609	(34,086)	51,770
Net investment income	466	3,312	11,237	9,265
Other income (expense), net	1,569	(887)	2,570	1,299
Total revenues	123,985	138,188	314,675	437,291
Expenses
Net loss and loss adjustment expenses incurred	88,053	92,962	252,944	294,303
Acquisition costs	27,018	30,962	76,660	89,660
General and administrative expenses	5,152	7,725	18,095	22,484
Interest expense	1,579	1,578	4,702	4,684
Total expenses	121,802	133,227	352,401	411,131
Income (loss) before income tax	2,183	4,961	(37,726)	26,160
Income tax (expense) benefit	—	179	(424)	200
Net income (loss)	$2,183	$5,140	$(38,150)	$26,360
Earnings (loss) per share
Basic	$0.06	$0.14	$(1.07)	$0.72
Diluted	$0.06	$0.14	$(1.07)	$0.72
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	35,677,554	36,841,623	35,569,292	36,646,515
Diluted	35,779,703	36,921,490	35,569,292	36,720,550

The following tables present the Company’s underwriting ratios by line of business:

	Three months ended September 30				Three months ended September 30
	2020				2019
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	92.9%	70.8%	83.3%	76.2%	63.6%	74.7%	69.6%	72.0%
Acquisition cost ratio	20.7%	26.3%	15.0%	23.4%	19.2%	23.4%	31.2%	24.0%
Composite ratio	113.6%	97.1%	98.3%	99.6%	82.8%	98.1%	100.8%	96.0%
Underwriting expense ratio				0.8%				2.0%
Combined ratio				100.4%				98.0%

	Nine months ended September 30				Nine months ended September 30
	2020				2019
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	76.9%	71.3%	86.3%	75.5%	65.8%	84.2%	67.9%	78.5%
Acquisition cost ratio	20.4	27.4	12.1	22.9	18.6	22.6	34.4	23.9
Composite ratio	97.3%	98.7%	98.4%	98.4%	84.4%	106.8%	102.3%	102.4%
Underwriting expense ratio				1.7				2.3
Combined ratio				100.1%				104.7%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Basic Book Value Per Share and Fully Diluted Book Value Per Share

We believe that long-term growth in fully diluted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, fully diluted book value per share may assist our investors, shareholders and other interested parties in forming a basis of comparison with other companies within the property and casualty reinsurance industry.

Basic book value per share is calculated on the basis of ending shareholders' equity and aggregate of Class A and Class B Ordinary shares issued and outstanding, as well as all unvested restricted shares. Fully diluted book value per share represents basic book value per share combined with any dilutive impact of in-the-money stock options and RSUs issued and outstanding as of any period end. In addition, fully diluted book value per share includes the dilutive effect, if any, of ordinary shares to be issued upon conversion of the convertible notes. Basic book value per share and fully diluted book value per share should not be viewed as substitutes for the comparable U.S. GAAP measures.

Our primary financial goal is to increase fully diluted book value per share over the long term.

The following table presents a reconciliation of the non-GAAP financial measures basic and fully diluted book value per share to the most comparable U.S. GAAP measure.

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	($ in thousands, except per share and share amounts)
Numerator for basic and fully diluted book value per share:
Total equity (U.S. GAAP) (numerator for basic and fully diluted book value per share)	$426,867	$429,904	$436,899	$477,183	$506,543
Denominator for basic and fully diluted book value per share: (1)
Ordinary shares issued and outstanding (denominator for basic book value per share)	35,368,417	36,272,585	37,434,244	36,994,110	36,994,110
Add: In-the-money stock options and RSUs issued and outstanding	116,722	116,722	116,722	63,582	63,582
Denominator for fully diluted book value per share	35,485,139	36,389,307	37,550,966	37,057,692	37,057,692
Basic book value per share	$12.07	$11.85	$11.67	$12.90	$13.69
Increase (decrease) in basic book value per share ($)	$0.22	$0.18	$(1.23)	$(0.79)	$0.08
Increase (decrease) in basic book value per share (%)	1.9%	1.5%	(9.5)%	(5.8)%	0.6%

Fully diluted book value per share	$12.03	$11.81	$11.63	$12.88	$13.67
Increase (decrease) in fully diluted book value per share ($)	$0.22	$0.18	$(1.25)	$(0.79)	$0.09
Increase (decrease) in fully diluted book value per share (%)	1.9%	1.5%	(9.7)%	(5.9)%	0.7%

(1) All unvested restricted shares, including those with performance conditions, are included in the “basic” and “fully diluted” denominators. As of September 30, 2020, the number of unvested restricted shares with performance conditions was 429,444 (as of June 30, 2020: 501,989, March 31, 2020: 501,989, December, 31, 2019: 356,900, September 30, 2019: 356,900).

Net Underwriting Income (Loss)

One way that we evaluate the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management as it measures the fundamentals underlying the Company’s underwriting operations. We believe that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze our performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and allows the users of financial information to compare the Company’s performance with its those of our industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. Net underwriting income (loss) is calculated as net premiums earned, plus other income (expense) relating to reinsurance and deposit-accounted contracts, less net loss and loss adjustment expenses, less acquisition costs, and less underwriting expenses. The measure excludes, on a recurring basis: (1) investment income (loss); (2) other income (expense) not related to underwriting, including foreign exchange gains or losses and adjustments to the allowance for expected credit losses; (3) corporate general and administrative expenses; (4) interest expense and (5) income taxes. We exclude total investment income or loss and foreign exchange gains or losses as we believe these items are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them could hinder the analysis of trends in our underwriting operations. Net underwriting income (loss) should not be viewed as a substitute for U.S. GAAP net income.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis is shown below:

	Three months ended September 30		Nine months ended September 30
	2020	2019	2020	2019
	($ in thousands)
Income (loss) before income tax	$2,183	$4,961	$(37,726)	$26,160
Add (subtract):
Total investment (income) loss	(6,897)	(9,921)	22,849	(61,035)
Other non-underwriting (income) expense	(257)	1,254	(6)	1,059
Corporate expenses	2,972	4,727	9,711	11,418
Interest expense	1,579	1,578	4,702	4,684
Net underwriting income (loss)	$(420)	$2,599	$(470)	$(17,714)